   Exhibit 99.1

Contact:	Mary A. Chaput Chief Financial Officer
(615) 614-4929

HEALTHWAYS REPORTS FIRST-QUARTER EARNINGS
OF $0.27 PER DILUTED SHARE
———————————
AFFIRMS FINANCIAL GUIDANCE FOR 2010

NASHVILLE, Tenn. (Apr. 22, 2010) – Healthways, Inc. (NASDAQ: HWAY) today announced financial results for the first quarter ended March 31, 2010.  Total revenues for the quarter were $179.0 million compared with $182.7 million for the first quarter of 2009.  Net income for the first quarter of 2010 was $9.4 million, or $0.27 per diluted share, compared with a net loss of $14.8 million, or $0.44 per diluted share, for the first quarter of 2009, including costs of $40.0 million, or $0.73 per diluted share, related to the previously announced settlement of a lawsuit.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See page 7 for a reconciliation of GAAP and non-GAAP measures

	Three Months Ended March 31,
	2010 Actual	2010 Guidance	2009 Actual

Domestic	$0.28	$0.26-0.28	$0.32
International	(0.01)	0.00-0.01	(0.03)
Adjusted net income per diluted share	0.27	0.26-0.29	0.29
Lawsuit settlement costs	-	-	(0.73)
Net income (loss) per diluted share	$0.27	$0.26-0.29	$(0.44)

“The Company produced solid operating and financial results for the first quarter of 2010,” said Ben R. Leedle, Jr., chief executive officer of Healthways.  “Our domestic revenues were slightly higher than we anticipated, primarily due to growth in participation in our Silver Sneakers® and commercial web-based wellness programs.  In addition, our domestic commercial billed lives increased to 38.1 million at the end of the first quarter from 36.0 million at the end of the fourth quarter of 2009 and contributed to domestic earnings at the top end of our guidance for the quarter.  Results for international operations were one cent below guidance, due primarily to the timing of business development activities.

“As anticipated, our EBITDA margin for the first quarter expanded 190 basis points to 18.4% from 16.5% for the fourth quarter of 2009.  A portion of this increase was driven by normal seasonality resulting from the preparation in the fourth quarter for January 1st contract launches.  In addition, revenue growth enabled increased leverage of fixed costs.

“Net cash used in operating activities for the first quarter was $7.3 million, primarily due to the expected short-term incentive compensation payment, which was earned and accrued over the 16-month period ended December 31, 2009.  In comparison, there were no payments for short-term

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HWAY Reports First-Quarter Results

Apr. 22, 2010
incentive compensation during 2009.  Capital expenditures for the first quarter totaled $12.6 million. These anticipated cash outflows contributed to a $24.3 million increase in total debt outstanding at the end of the first quarter compared with the end of 2009.  Our ratio of total debt to total capitalization was 41.9% at the quarter’s end compared with 47.9% and 40.5% at the end of the first and fourth quarters of 2009, respectively. The ratio of long-term debt to EBITDA, as calculated under our credit agreement, was 2.1 at the end of the first quarter, compared with 1.9 at the end of both the first and fourth quarters of 2009.

“We continue to expect to produce positive net cash flows from operating activities for the full year in the range of $80 million to $100 million.  We also continue to expect total capital expenditures for the year to be in the range of $45 million to $50 million.  Currently, we intend to apply free cash flow generated during 2010 primarily for repayment of debt.”

As previously announced, the Company recently completed a two-year extension of its revolving credit facility to a new maturity date of December 1, 2013.  Credit availability during the two-year extension period, which begins December 1, 2011, will be $345 million.  As of March 31, 2010 the Company had outstanding borrowings of $87 million under the revolving credit facility.

Revenue Guidance

Healthways today affirmed its guidance for 2010 revenues in a range of $677 million to $718 million, comprising revenues from domestic operations in a range of $650 million to $685 million and from international operations in a range of $27 million to $33 million.  This guidance reflects the full-year impact of previously discussed renegotiated or terminated contracts that were in effect during part of 2009, as well as those that have an effective date during 2010.

COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING
DECEMBER 31, 2010 (GUIDANCE) AND THE YEAR ENDED DECEMBER 31, 2009
(Dollars in millions)

	Twelve Months
	Ending Dec. 31, 2010 (Guidance)	Ended Dec. 31, 2009 (Actual)

Domestic	$650.0-685.0	$699.0
International	27.0-33.0	18.4
Total Company	$677.0-718.0	$717.4

Earnings Guidance

The Company also affirmed its guidance for 2010 net income per diluted share in a range of $1.05 to $1.18.  This 2010 guidance consists of a range for net income per diluted share from domestic operations of $1.05 to $1.15 and from international operations of $0.00 to $0.03.

The Company’s guidance for net income per diluted share for the second quarter of 2010 is in a range of $0.26 to $0.29.  Domestic operations are expected to produce net income per diluted share of $0.26 to $0.28 and international operations are expected to be in a range of $0.00 to $0.01.

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HWAY Reports First-Quarter Results

Apr. 22, 2010

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See page 7 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months		Three Months
	Ending Dec. 31, 2010 (Guidance)	Ended Dec. 31, 2009 (Actual)	Ending June 30, 2010 (Guidance)

Domestic, excluding lawsuit settlement costs	$1.05-1.15	$1.15	$0.26-0.28
International	0.00-0.03	(0.11)	0.00-0.01
Adjusted net income per diluted share	1.05-1.18	1.04	0.26-0.29
Lawsuit settlement costs	-	(0.73)	-
Net income per diluted share	$1.05-1.18	$0.30 (1)	$0.26-0.29

(1) Figures do not add due to rounding.

Summary

Mr. Leedle concluded, “Our results for the first quarter represented a significant step toward achieving our operating and financial objectives for 2010.  Nonetheless, we remain cautious in our outlook for the balance of 2010 due to the continued uncertainty about the strength of the economy and the ongoing implementation of the recently enacted health care legislation.

“Despite our near-term caution, we are highly confident of our proven ability to help healthy individuals stay healthy, mitigate or eliminate lifestyle risk factors that can lead to disease and optimize care for those with chronic illness.  This ability enables our delivery of an expanded value proposition based on the fact that healthier people cost less and perform better. This value proposition uniquely positions us to meet expanding demand for comprehensive, integrated well-being solutions.  We expect the long-term opportunities created by successfully executing against this value proposition will drive long-term growth in our earnings and stockholder value.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 5669941, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations and involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors,

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HWAY Reports First-Quarter Results

Apr. 22, 2010

among others, may affect these forward-looking statements.  Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements.  The important factors include but are not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast performance in order to provide forward-looking guidance;
•	the Company’s ability to reach mutual agreement with the Centers for Medicare and Medicaid Services (CMS) with respect to the Company’s results under Phase I of Medicare Health Support;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•	the risks associated with changes in macroeconomic conditions;
•	the Company’s ability to integrate acquired businesses or technologies into the Company’s business;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal, and international health care and other applicable legislation and regulations, including health care reform, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs.  Healthways' solutions are designed to help healthy individuals stay healthy, mitigate or eliminate lifestyle risk factors that can lead to disease and optimize care for those with chronic illness.  Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally.  Healthways also provides a national, fully accredited complementary and alternative Health Provider Network and a national Fitness Center Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system.  For more information, please visit www.healthways.com.

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HWAY Reports First-Quarter Results

Apr. 22, 2010

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009

Revenues	$178,999	$182,736
Cost of services (exclusive of depreciation and amortization of $10,233 and $8,786, respectively, included below)	128,868	132,838
Selling, general and administrative expenses	17,235	18,785
Depreciation and amortization	13,554	12,250

Operating income	19,342	18,863
Gain on sale of investment	—	(2,581)
Interest expense	3,422	4,060
Legal settlement and related costs	—	39,956

Income (loss) before income taxes	15,920	(22,572)
Income tax expense (benefit)	6,506	(7,759)

Net income (loss)	$9,414	$(14,813)

Earnings (loss) per share:
Basic	$0.28	$(0.44)

Diluted (1)	$0.27	$(0.44)

Weighted average common shares
and equivalents:
Basic	33,955	33,669
Diluted (1)	34,919	33,669

(1) The assumed exercise of stock-based compensation awards for the three months ended March 31, 2009 was not considered because the impact would be anti-dilutive.

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HWAY Reports First-Quarter Results

Apr. 22, 2010

Healthways, Inc.
Statistical Information
(In thousands)
(Unaudited)

	March 31,	March 31,
	2010	2009
Operating Statistics
Domestic commercial available lives	193,100	195,000
Domestic commercial billed lives	38,100	35,800

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HWAY Reports First-Quarter Results

Apr. 22, 2010

Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Domestic Diluted Earnings Per Share (EPS) Excluding Lawsuit Settlement Costs and Reconciliation of Adjusted EPS to Diluted EPS (Loss), GAAP Basis

	Twelve Months Ended	Three Months Ended
	December 31, 2009	March 31, 2009
Domestic EPS excluding lawsuit settlement costs (1)	$1.15	$0.32
International EPS (loss)	(0.11)	(0.03)
Adjusted EPS (2)	$1.04	$0.29
EPS (loss) attributable to lawsuit settlement costs (3)	(0.73)	(0.73)
EPS (loss), GAAP basis (4)	$0.30	$(0.44)

(1) Domestic EPS excluding lawsuit settlement costs is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results and EPS guidance.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding lawsuit settlement costs in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(2) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results and EPS guidance.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(3) EPS (loss) attributable to lawsuit settlement costs consists of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.

(4) Figures may not add due to rounding.

Reconciliation of Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) to Net Income (in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2010	December 31, 2009
EBITDA (5)	$32,896	$28,825
Interest expense	3,422	3,626
Income tax expense	6,506	4,556
Depreciation and amortization	13,554	13,134
Net income	$9,414	$7,509

(5) EBITDA is a non-GAAP financial measure.  The Company excludes interest, taxes, depreciation and amortization from this measure and provides EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

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HWAY Reports First-Quarter Results

Apr. 22, 2010

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$1,289	$2,356
Accounts receivable, net	117,152	100,833
Prepaid expenses	9,045	10,433
Other current assets	5,388	4,945
Income taxes receivable	4,622	6,452
Deferred tax asset	23,715	24,197

Total current assets	161,211	149,216

Property and equipment
Leasehold improvements	40,658	40,609
Computer equipment and related software	196,499	166,448
Furniture and office equipment	28,117	28,096
Capital projects in process	3,446	23,052
	268,720	258,205
Less accumulated depreciation	(144,518)	(134,046)
Net property and equipment	124,202	124,159

Other assets	15,748	11,498
Customer contracts, net	27,912	29,343
Other intangible assets, net	71,519	71,704
Goodwill, net	496,306	496,446

Total assets	$896,898	$882,366

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$18,555	$29,171
Accrued salaries and benefits	32,878	58,212
Accrued liabilities	31,130	25,004
Deferred revenue	6,044	4,639
Contract billings in excess of earned revenue	73,405	70,440
Current portion of long-term debt	2,030	2,192
Current portion of long-term liabilities	1,963	3,854

Total current liabilities	166,005	193,512

Long-term debt	278,835	254,345
Long-term deferred tax liability	18,299	14,617

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HWAY Reports First-Quarter Results

Apr. 22, 2010

Other long-term liabilities	43,961	42,615

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value,120,000,000 shares authorized,
34,062,274 and 33,858,917 shares outstanding	34	34
Additional paid-in capital	225,957	222,472
Retained earnings	168,294	158,880
Accumulated other comprehensive loss	(4,487)	(4,109)

Total stockholders' equity	389,798	377,277

Total liabilities and stockholders' equity	$896,898	$882,366

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HWAY Reports First-Quarter Results

Apr. 22, 2010

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$9,414	$(14,813)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of business acquisitions:
Depreciation and amortization	13,554	12,250
Amortization of deferred loan costs	396	348
Gain on sale of investment	—	(2,581)
Share-based employee compensation expense	2,972	2,847
Excess tax benefits from share-based payment arrangements	(401)	(32)
Increase in accounts receivable, net	(16,274)	(8,593)
Decrease (increase) in other current assets	2,853	(8,150)
(Decrease) increase in accounts payable	(6,744)	3,238
(Decrease) increase in accrued salaries and benefits	(25,322)	12,309
Increase in other current liabilities	10,225	39,717
Deferred income taxes	3,509	2,303
Other	1,892	1,907
Increase in other assets	(1,034)	(868)
Payments on other long-term liabilities	(2,313)	(1,392)
Net cash flows (used in) provided by operating activities	(7,273)	38,490

Cash flows from investing activities:
Change in restricted cash	—	(538)
Sale of investment	—	11,626
Acquisition of property and equipment	(12,638)	(11,504)
Other	(1,412)	(940)
Net cash flows used in investing activities	(14,050)	(1,356)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	281,250	91,200
Payments of long-term debt	(256,922)	(84,940)
Deferred loan costs	(2,963)	(769)
Excess tax benefits from share-based payment arrangements	401	32
Exercise of stock options	393	65
Repurchase of stock options	—	(736)
Change in outstanding checks and other	(1,817)	(6,149)
Net cash flows provided by (used in) financing activities	20,342	(1,297)

Effect of exchange rate changes on cash	(86)	(255)

Net (decrease) increase in cash and cash equivalents	(1,067)	35,582

Cash and cash equivalents, beginning of period	2,356	5,157

Cash and cash equivalents, end of period	$1,289	$40,739

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